UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 9, 2012

PARKER DRILLING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-07573	73-0618660
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Greenway Plaza, Suite 100 Houston, Texas		77046
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (281) 406-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240. 14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 8.01 Other Events

The previously announced tender offer by Parker Drilling Company (the “Company”) for any and all $125 million aggregate principal amount of its outstanding Convertible Senior Notes (the “Convertible Senior Notes”) expired at 11:59 p.m., New York City time, on May 8, 2012 (the “Expiration Date”). The Company has accepted for purchase all of the aggregate principal amount of Convertible Senior Notes that were validly tendered and not withdrawn as of the Expiration Date for an aggregate consideration of $124,073,165.94, including accrued and unpaid interest on the Convertible Senior Notes. In accordance with the terms of the tender offer, the depositary will promptly issue payment for the Convertible Senior Notes accepted for purchase.

On May 9, 2012, the Company issued a press release announcing the results of the tender offer. The press release is incorporated by reference into this Item 8.01 and the foregoing description is qualified in its entirety by reference to such exhibit.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release announcing results of tender offer issued by Parker Drilling Company, dated May 9, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARKER DRILLING COMPANY

Date: May 9, 2012	By:	/s/ Jon-Al Duplantier
Jon-Al Duplantier
Senior Vice President and
General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release announcing results of tender offer issued by Parker Drilling Company, dated May 9, 2012.

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